Exhibit 1.1

OVERLAND STORAGE INC.

5,400,000 Shares of Common Stock

UNDERWRITING AGREEMENT

October 30, 2009

ROTH CAPITAL PARTNERS, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Ladies and Gentlemen:

Overland Storage, Inc., a California corporation (the “Company”), proposes, subject to the terms and conditions herein, to issue and sell to Roth Capital Partners, LLC (the “Underwriter”) an aggregate of 5,400,000 shares (the “Underwritten Shares”) of common stock, no par value per share, of the Company (the “Common Stock”) and to grant to the Underwriter the option to purchase an aggregate of up to 810,000 additional shares of Common Stock (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering of the Underwritten Shares. The Underwritten Shares and Additional Shares are collectively referred to as the “Shares”.

The Company and the Underwriter hereby confirm their agreement (this “Agreement”) with respect to the purchase and sale of the Shares as follows:

Section 1. Representations, Warranties and Agreements of the Company.

The Company hereby represents, warrants and covenants to the Underwriter as of the date hereof, as of the Closing Date (as defined below) and, if applicable, as of the Option Closing Date (as defined below), as follows:

(a) Registration Statement. (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-161881) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission under the Securities Act. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430A, 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The offering of the Shares by the Company complies with the applicable requirements of Rule 415 under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.

(ii) The Company shall file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement relating to the Shares in the form heretofore delivered to the Underwriter. Such prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to refer to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriter.

(iii) No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement, has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.

(iv) For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Exchange Act (as defined herein) and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

(b) Compliance with Registration Requirements. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time such filing became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), as of the Closing Date and as of any Option Closing Date, such Registration Statement or amendment complied and will comply, in all material respects, with the requirements of the Securities Act, including compliance with the eligibility requirements for use of Form S-3, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus and the Prospectus, at the time of filing or the time of first use, at all other subsequent times until the expiration of the Prospectus Delivery Period, as of the Closing Date and as of any Option Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Underwriter Information (as defined in Section 7).

(c) Disclosure Package. As of the Time of Sale (as defined below), at all other subsequent times until the expiration of the Prospectus Delivery Period, as of the Closing Date and as of any Option Closing Date, any Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “Disclosure Package”), did not include or will not include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Underwriter Information. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. As used in this paragraph and elsewhere in this Agreement:

(i) “Time of Sale” means 12:30 a.m., Eastern time, on the date of this Agreement.

(ii) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to the Time of Sale, including any document incorporated by reference therein. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(d) No Conflicts with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to any Underwriter Information.

(e) Distributed Materials. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the offering of the Shares contemplated hereby is solely the property of the Company.

(f) Not an Ineligible Issuer. (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(g) Incorporated Documents. The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Due Incorporation. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect upon, or material adverse change in, the business, operations, prospects, properties, financial condition, or results of operations of the Company (a “Material Adverse Effect”).

(i) Subsidiaries. The Company has no significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) other than the subsidiaries listed on Schedule I attached hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement, the Disclosure Package and in the Prospectus, are owned directly by the Company or through its wholly owned Subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of any preemptive or other rights to subscribe for or to purchase or acquire any securities of any of the Subsidiaries. Except for the Subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

(j) Capitalization. The Company has duly and validly authorized capital stock as set forth in each of the Registration Statement, Disclosure Package and Prospectus; all outstanding shares of Common Stock of the Company conform, or when issued will conform, to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive, right of first refusal, participation or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s Articles of Incorporation, bylaws or governing documents or any agreement to which the Company is a party or by which it may be bound. The issuance of the Shares to be purchased from the Company hereunder shall not constitute a “Triggering Event” as defined in that certain Shareholder Rights Agreement by and between Overland Storage, Inc. and Wells Fargo Bank, N.A., as Rights Agent, dated August 22, 2005, or otherwise result in a distribution of shares of Common Stock thereunder.

(k) Authorization, Issuance. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares have been duly and validly authorized. When the Shares have been issued and delivered against payment therefor as provided herein, the Shares, when so issued and sold, will be duly and validly issued, fully paid and non-assessable and the Underwriter will acquire good and valid title to such Shares, free and clear of all liens, encumbrances, equities, preemptive rights and other claims. The Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. Except as disclosed in each of the Disclosure Package and Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees, directors or consultants pursuant to its stock option or stock purchase plans.

(l) No Registration Rights. Except for such rights granted to the Underwriter in conjunction with the Warrant (as defined in Section 3(q) below), neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.

(m) Due Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) and subject to general principles of equity.

(n) No Violation. Neither the Company nor any of the Subsidiaries is in violation of its respective Articles of Incorporation, bylaws or other governing documents or in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or (ii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (i) and (ii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(o) No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Shares, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the Articles of Incorporation, bylaws or other governing documents of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(p) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Stock Market (“NASDAQ”)), or approval of the stockholders of the Company (including, but not limited to, such as may be required pursuant to the NASDAQ Marketplace Rules), is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) as may be required under the Securities Act and (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”). The Company has the corporate power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(q) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Disclosure Package, (a) neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (b) neither the Company nor any of the Subsidiaries has purchased any of the Company’s outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on the Company’s capital stock; and (c) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of such shares of Common Stock upon the exercise of outstanding options or warrants), or material change in the short–term debt or long–term debt of the Company and the Subsidiaries or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company, or any Material Adverse Effect.

(r) Permits. The Company and each of the Subsidiaries possess all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule in order to conduct its business, except to the extent failure to possess such licenses, authorizations, consents and approvals or to have made any required filings would not result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval, except to the extent such violation, default, revocation or modification would not result in a Material Adverse Effect. The Company and each of the Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders or decrees.

(s) Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, would not result in a judgment, decree, order or penalty having, individually or in the aggregate, a Material Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. The Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(t) Statutes; Contracts. There are no statutes or regulations applicable to the Company or contracts or other documents of the Company which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed.

(u) Independent Accountants. Each of Pricewaterhouse Coopers, LLP, which has audited the financial statements of the Company and the Subsidiaries for the fiscal years ended June 30, 2009 and 2008, and Moss Adams LLP, which is engaged to audit the Company’s financial statements for the fiscal year ended June 30, 2010, is an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(v) Financial Statements. The financial statements of the Company, together with the notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus. The Registration Statement, the Disclosure Package and the Prospectus do not include any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission).

(w) No Material Adverse Change. There has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(x) Not an Investment Company. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) Good Title to Property. The Company and each of the Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. All of the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

(z) Intellectual Property Rights. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them, except where the failure to own, license or have such rights would not result in a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company or where such rights would not result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property, except as would not result in a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) to the Company’s knowledge, there is no prior art that would render invalid any patent owned by the Company that is material to its business, nor is there any prior art known to the Company that would render unpatentable any patent application owned by the Company that is material to its business.

(aa) Taxes. The Company and each of the Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any of the Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect.

(bb) Insurance. The Company and each of the Subsidiaries maintains insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date and, if applicable, the Option Closing Date. Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc) Internal Control Over Financial Accounting. The Company and each of the Subsidiaries maintains a system of internal control over financial accounting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent evaluation of internal control over financial reporting, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. There are no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or any of the Subsidiaries’ internal control over financial reporting.

(dd) Disclosure Controls. The Company and each of the Subsidiaries has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and each of the Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established.

(ee) Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or the Subsidiaries has, directly or indirectly, while acting on behalf of the Company or the Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(ff) No Price Stabilization. Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of the Subsidiaries.

(hh) Sarbanes-Oxley Act. The Company, and to its knowledge after due inquiry, all of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.

(ii) Brokers Fees. Except for this Agreement and the Engagement Letter, neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(jj) Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(kk) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(ll) Compliance with Environmental Laws. The Company and the Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(mm) No Labor Disputes. Neither the Company nor any Subsidiary is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company.

(nn) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(oo) Exchange Act Registration; Listing. The Common Stock, including the Shares, is registered pursuant to Section 12(b) of the Exchange Act and the Common Stock has been approved for listing on the NASDAQ Global Market, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the NASDAQ Global Market. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing, and the Company has complied in all material respects with the applicable requirements of the NASDAQ Global Market for maintenance of inclusion of the Common Stock thereon.

(pp) PFIC Status. The Company is not, for the taxable year ended December 31, 2008, and upon consummation of the transactions described hereby and the application of the proceeds as described in the Registration Statement, the Disclosure Package and the Prospectus is not expected to become, a Passive Foreign Investment Company within the meaning of Section 1297 of the Internal Revenue Code, as amended.

(qq) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or “road show” presentation, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(rr) Descriptions of Documents. The statements set forth in each of the Disclosure Package and the Prospectus describing the Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(ss) Underwriter Warrant The Company has the corporate power and authority to issue the Warrant (as defined in Section 3(q) below) and to perform its obligations thereunder. The Warrant has been duly authorized and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) and subject to general principles of equity. The shares of Common Stock to be issued upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and after issuance of and payment for such Warrant Shares in accordance with the terms of the Warrant, such Warrant Shares will be validly issued, fully paid and nonassessable. No person or entity, including any holder of the Common Stock, is entitled to any preemptive or similar rights with respect to the Warrant or the Warrant Shares. The offering and issuance of the Warrant and the Warrant Shares are pursuant to an exemption from the registration requirements of the Securities Act.

Any certificate signed by any officer of the Company or a Subsidiary and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Underwriter as to the matters covered thereby.

Section 2. Purchase, Sale and Delivery of Shares.

(a) Purchase and Sale of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Underwritten Shares as set forth opposite the name of such Underwriter below on the signature page hereof. The pricing terms of the purchase of the Underwritten Shares by the Underwriter and the pricing terms of the offering of the Shares to the public are set forth in Schedule II hereto.

In addition, the Company hereby grants to the Underwriter the option to purchase some or all of the Additional Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase, from the Company (subject to such adjustment as the Underwriter shall determine to avoid fractional shares), all or a portion of such Additional Shares as may be necessary to cover over-allotments, if any, made in connection with the offering of the Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Underwritten Shares. This option may be exercised by Underwriter in whole or in part and at any time or from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as an “Option Closing Date”); provided, however, that an Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and Underwriter otherwise agree.

Payment of the purchase price and delivery for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Shares as set forth in subparagraph (b) below. Any closing of the purchase of Additional Shares hereunder is hereinafter referred to as an “Option Closing”.

(b) The Underwritten Shares will be delivered by the Company by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PDT, on the third (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time as set forth in the Option Notice. The time and date of delivery being herein referred to as the “Closing Date.”

Section 3. Covenants.

The Company covenants and agrees with the Underwriter as follows:

(a) Reporting Obligations; Exchange Act Compliance. The Company will (i) file the Preliminary Prospectus and the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B and 430C, as applicable under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Underwriter prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Underwriter shall reasonably request.

(b) Amendments or Supplements. The Company will not, during the Prospectus Delivery Period in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have reasonably objected thereto in good faith.

(c) Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”), (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d) Notice to Underwriter. The Company will notify the Underwriter promptly, and will, if requested, confirm such notification in writing: (i) of the receipt of any comments of, or requests for additional information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, (iii) when any post-effective amendment to the Registration Statement shall become effective, but only during the Prospectus Delivery Period; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or, to the Company’s knowledge, the threat thereof, but only during the Prospectus Delivery Period; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(e) Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to a prospective or actual purchaser of the Shares, not misleading, or if, in the reasonable opinion of counsel for the Underwriter, it shall be necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to a prospective or actual purchaser of the Shares, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Delivery of Copies. The Company will deliver promptly to the Underwriter and its counsel such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Preliminary Prospectus or Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto), (iv) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (v) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

(g) Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(i) Public Communications. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, conditioned or delayed, unless in the reasonable judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law, in which case the Company shall use its reasonable efforts to allow the Underwriter reasonable time to comment on such release or other communication in advance of such issuance.

(j) Lock-Up Period. For a period of 90 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the Closing Date), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion) (collectively, the “Lock-Up Restrictions”), other than (i) the Shares to be sold hereunder, (ii) the issuance of employee stock options or shares of restricted stock pursuant to equity compensation plans as in effect as of the date of this Agreement and described in the Registration Statement, the Disclosure Package and the Prospectus, (iii) issuances of shares of Common Stock upon the exercise of employee stock options outstanding on the date of this Agreement; (iv) the issuance by the Company of any shares of Common Stock or securities convertible or exchangeable into shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection 3(j) and the Company provide the Underwriter written notice of such event and planned issuances in reliance on this subsection 3(j)(iv) five (5) business days’ prior to such issuances; (v) the issuance of securities for the purpose of refinancing or retiring the Company’s outstanding indebtedness to Anacomp, Inc. or Adaptec, Inc.; provided that each recipient of securities pursuant to this clause (v) agrees that all such securities remain subject to restrictions substantially similar to those contained in this subsection 3(j), any convertible security issued in reliance on this subsection (v) be ineligible for conversion for the duration of the Lock-up Period and the Company provide the Underwriter written notice of such planned issuances in reliance on this subsection 3(j)(v) five (5) business days’ prior to such issuances; and (vi) any rights issued under the Company’s shareholder rights plan adopted in 2005 and effective as of the date of this Agreement. Notwithstanding the foregoing, for the purpose of allowing the Underwriter to comply with NASD Rule 2711(f)(4), or the applicable successor FINRA Rule when published, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Underwriter waives, in writing, such extension. The Underwriter agrees to waive such extension at the applicable time if the provisions of NASD Rule 2711(f)(4) (or any applicable successor rule) are not applicable to the Offering. The Company agrees not to accelerate the vesting of any option or warrant or other contractual right or the lapse of any repurchase right prior to the expiration of the Lock-Up Period without the prior written consent of the Underwriter, which shall not be unreasonably delayed or withheld. The Company agrees to enforce all existing lock-up or market standoff restrictions contained in equity award agreements between the Company and any former officers who beneficially own greater than 10,000 shares of Common Stock and who served in such capacity at any time after December 31,

2008, and between any current officer or director who does not sign a Lock-Up Agreement pursuant to Section 5(n), in the same circumstances and for the same period of time provided under the standard form of Lock-Up Agreement to be executed by the Company’s current officers and directors pursuant to Section 5(n), unless the Underwriter in its sole discretion shall have waived such requirement as to one or more of such officers.

(k) Stabilization. During the Prospectus Delivery Period, the Company will not take directly or indirectly any action designed to, or that would reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(m) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(n) Sarbanes-Oxley Act. The Company will use commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act for twelve (12) months after the Closing Date.

(o) Periodic Reports. The Company will file with the Commission such periodic and current reports as required by the Securities Act for twelve (12) months after the Closing Date.

(p) NASDAQ. The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on the NASDAQ Global Market for so long as the Common Stock is listed thereon.

(q) Underwriter Warrant. On the Closing Date, in satisfaction of the Company’s obligations as set forth in that certain letter agreement dated August 17, 2009, between the Company and the Underwriter (the “Engagement Letter”), the Company shall execute and deliver to the Underwriter, a warrant in the form attached hereto as Annex A (the “Warrant”), evidencing the right to purchase 270,000 shares of Common Stock, at a price equal to 125% of the initial offering price per share to the public as set forth on Schedule II. On any Option Closing Date, the Company shall further execute and deliver to the Underwriter a warrant in the same form evidencing the right to purchase additional shares of Common Stock equal to 5% of the Additional Shares sold on such Option Closing Date (such additional issuance included in all references to the “Warrant” in this Agreement).

Section 4. Costs and Expenses.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay (or reimburse if paid by the Underwriter) all actual out-of-pocket costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Underwriter and dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, and shipping of the certificates representing the Shares, (iii) the fees and expenses of any transfer agent or registrar for the

Shares, (iv) the fees required to be paid by the Underwriter or the Company for completion of all required FINRA filings in order to receive a Conditional No Objections letter and a 415 Takedown No Objections letter, including all fees and expenses customarily borne by the issuer for preparation and management of FINRA filings with respect to clearance of its base prospectus, not to exceed $5,000, and COBRADesk fees, (v) fees, disbursements and other charges of counsel to the Company, (vi) listing fees, if any, for the listing or quotation of the Shares on the NASDAQ Global Market, (vii) fees and disbursements of the Company’s independent registered public accounting firm incurred in delivering the letter(s) described in Section 5(i) of this Agreement, and (viii) costs and expenses of the Company in connection with the marketing of the offering and the sale of the Shares to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the directors and officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered by or on behalf of the Company in connection with the road show. It is understood that except as provided in this Section 4, Section 6 and Section 8(b), the Underwriter shall pay all of its own expenses.

Section 5. Conditions of Underwriter’s Obligations.

The obligations of the Underwriter hereunder are subject to the following conditions:

(a) Filings with the Commission. The Prospectus shall have been accepted for filing with the Commission pursuant to Rule 424(b) under the Securities Act no later than the second business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(b) No Stop Orders. Prior to the Closing or the Option Closing, as applicable: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter.

(c) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date or the Option Closing Date, as applicable, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as applicable, which would prevent the issuance or sale of the Shares.

(d) Objection of Underwriter. No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Underwriter shall have objected in writing, which objection shall not be unreasonable. The Underwriter shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) No Material Adverse Change.

(i) Prior to the Closing or the Option Closing, as applicable, there shall not have occurred (A) any Material Adverse Effect or (B) a Company loss incurred by strike, fire, flood, earthquake, accident or other calamity of such character that in the reasonable judgment of the Underwriter would, individually or in the aggregate, result in a Material Adverse Effect, in either case which makes it, in the Underwriter’s judgment, impracticable to market the Shares and proceed with the completion of the sale of and payment for the Shares on the terms and in the manner contemplated in the Disclosure Package.

(ii) There shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE Amex, of the NASDAQ Stock Market or the establishing on such exchanges by the Commission or by such exchanges of minimum or maximum prices that are not in force on the date hereof; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market or the establishing on such market by the Commission or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (C) a general moratorium on commercial banking activities declared by either federal or any state authorities; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in Underwriter’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (E) any calamity or crisis or any material adverse change in general economic, political or financial conditions in the United States or other jurisdiction in which the Company has operations material to its business and financial condition, which in Underwriter’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares or the Additional Shares, as applicable, in the manner contemplated in each of the Disclosure Package and the Prospectus.

(f) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, or the Option Closing Date, as applicable, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date or the Option Closing Date, as applicable, shall have been duly performed, fulfilled or complied with.

(g) Opinion of Counsel to the Company. On the Closing Date, there shall have been furnished to the Underwriter the opinion of Sheppard Mullin Richter & Hampton LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(h) Accountant’s Comfort Letter. The Underwriter shall have received on the date of the Time of Sale, a letter dated the date hereof (the “Original Letter”), addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and its counsel, from Moss Adams LLP, which letter shall cover certain financial disclosures contained in the Disclosure Package and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus. At the Closing Date and any Option Closing Date, as applicable, the Underwriter shall have received from Moss Adams LLP, a letter, dated the Closing Date or the Option Closing Date, as applicable, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to its attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the Option Closing Date, as applicable, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date, or the Option Closing Date, as applicable.

(i) Officer’s Certificate. The Underwriter shall have received on the Closing Date or the Option Closing Date, as applicable, a certificate, addressed to the Underwriter and dated the Closing Date or the Option Closing Date, as applicable, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, in their capacity as officers, to the effect that the signers of said certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus) and:

(1) the representations, warranties and agreements of the Company in this Agreement were true and correct as of the Time of Sale and are true and correct as of the Closing Date or the Option Closing Date, as applicable (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date, or the Option Closing Date, as applicable;

(2) subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (A) the occurrence of any event resulting or that would result in a Material Adverse Effect, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (D) except as disclosed in the Disclosure Package and in the Prospectus, any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants) or any material change in the short-term or long-term indebtedness of the Company or any of the Subsidiaries taken as a whole, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company any of the Subsidiaries; and

(3) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall have been instituted or, to their knowledge, threatened by the Commission or any state or regulatory body.

(j) Secretary’s Certificate. On the Closing Date, or the Option Closing Date, as applicable, the Company shall have furnished to the Underwriter a Secretary’s Certificate of the Company including copies of all resolutions of the Company’s Board of Directors or committees thereof relating to the Registration Statement and the offer and sale of the Shares, and certifying as to the Company’s Articles of Incorporation, as amended, and bylaws, as amended, in effect on the Closing Date.

(k) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(l) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares; provided that if any such objection is raised subsequent to the date of this Agreement, the Company and the Underwriter shall negotiate promptly and in good faith appropriate modifications to such underwriting terms and arrangements in order to satisfy such objections.

(m) No NASDAQ Objection. The NASDAQ Stock Market shall not have raised any objection with respect to the Listing of Additional Shares application submitted by the Company with respect to the issuance of the Shares.

(n) Lock-Up Agreements. Each of the Company’s officers and directors shall execute and deliver a Lock-up Agreement, in a form satisfactory to the Underwriter, restricting the transfer or other disposition of any shares of Common Stock of the Company or securities convertible into, exchangeable, or exercisable for Common Stock of the Company held of record or beneficially by such holder for a period of ninety (90) days after the Closing Date.

(o) Additional Documents. Prior to the Closing Date, or the Option Closing Date, as applicable, the Company shall have furnished to the Underwriter such further information, certificates or documents customary in the circumstances as the Underwriter shall have reasonably requested for the purpose of enabling it to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

If any condition specified in this Section 5 shall not have been satisfied when and as required to be satisfied, this Agreement, or, in the case of any condition to the purchase of Additional Shares on the Option Closing Date which is after the Closing Date, the obligations of the Underwriter to purchase the relevant Additional Shares on the Option Closing Date, may be terminated by the Underwriter by notice to the Company at any time prior to the Closing Date, or the Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 shall at all times be effective and shall survive such termination.

Section 6. Indemnification and Contribution.

(a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or any Company information provided by the Company in writing for use in the roadshow or investor presentation (whether in person or electronically) in connection with the marketing of the offering of the Common Stock (such presentation(s), “Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Underwriter for any documented legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(b) Indemnification of the Company. The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto any Issuer Free Writing Prospectus or any information provided by the Underwriter in writing for use in the roadshow or investor presentation, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any information provided by the Underwriter in writing for use in the roadshow or investor presentation in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action. Notwithstanding the provisions of this subsection (b), the Underwriter shall not be required to indemnify the Company for any amount in excess of the amount by which the total discounts, commissions and expense reimbursement received by the Underwriter exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on the reasonable advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 6, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts, commissions and expense reimbursement, if any, received by the Underwriter exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Underwriter, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencement of any proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

Section 7. Information Furnished by Underwriter.

The Underwriter confirms and the Company acknowledges that the information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus consists only of the information under the headings “Public offering price” and “Underwriting discount” in the table on the first page of the Prospectus and the “Underwriting” Section of the Prospectus (the “Underwriter Information”) constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter as such information is referred to in Sections 2 and 6 hereof.

Section 8. Termination.

(a) The Underwriter shall have the right to terminate this Agreement prior to the payment for and delivery of the Shares by giving notice as hereinafter specified at any time at or prior to the Closing Date, if any of the events set forth in Section 5(e) shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

(b) If (1) this Agreement shall be terminated by the Underwriter pursuant to Section 8(a) as a result of the occurrence of any of the events set forth in Section 5(e)(ii)(B) or (2) the sale of the Shares to the Underwriter is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement, other than by reason of a default or breach hereunder by the Underwriter, the Company will, in addition to paying the amounts described in Section 4 hereof, reimburse the Underwriter for all of its reasonable and actual out-of-pocket disbursements (including, but not limited to, the reasonable fees and disbursements of its counsel).

Section 9. Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to:

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Attention: Managing Director

Facsimile No.: 949-720-7223

with a copy (which shall not constitute notice) to:

K&L Gates LLP

10100 Santa Monica Blvd.

7th Floor

Los Angeles, California 90067

Attention: Shoshannah D. Katz, Esq.

Facsimile No.: 310-552-5001

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, California 92123

Attention: Eric L. Kelly, Chief Executive Officer

With a copy to:

Sheppard Mullin Richter & Hampton LLP

12275 El Camino Real

Suite 200

San Diego, CA 92130-2006

Attention: John J. Hentrich, Esq. and John D. Tishler, Esq.

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

Section 11. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws provisions thereof.

Section 12. No Fiduciary Relationship.

The Company hereby acknowledges that the Underwriter is acting solely as underwriter in connection with the offering of the Company’s securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 13. Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 14. Entire Agreement; Amendments and Waivers.

This Agreement and the Warrant together constitute the final, complete and exclusive agreement between the parties pertaining to the subject of this Agreement, and supersede all prior and contemporaneous agreements, including the Engagement Letter. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15. Submission to Jurisdiction.

Except as set forth below, no proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of California or a United States District Court, each located in San Diego County, California, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter. The Company hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

Section 16. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

(Signature page immediately follows)

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

OVERLAND STORAGE, INC.

By:	/s/ Eric L. Kelly
Name:	Eric L. Kelly
Title:	Chief Executive Officer

Accepted as of

the date first above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

Schedules

Schedule I:                       Subsidiaries

Schedule II:                     Pricing Information

Schedule I

Subsidiaries

Name	Registered Office	Principal Activity	Country or State of Incorporation	Group % holding
Overland Storage, (Europe) Ltd.	Overland House Ashville Way Wokingham, Berkshire RG41 2PL England UK	Sale and service of computer peripherals	United Kingdom	Overland Storage, Inc. 100%

Overland Storage SARL	88 ter avenue du Général Leclerc 92100 Boulogne Billancourt	Sale and service of computer peripherals	France	Overland Storage, Inc. 100%

Overland Storage GmbH	Wilhelm-Wagenfeld-Str. 28 80807 Muenchen Germany	Sale and service of computer peripherals	Germany	Overland Storage, Inc. 100%

Zetta Systems, Inc.	4820 Overland Avenue, San Diego, CA 92103	None	Washington	Overland Storage, Inc. 100%

Schedule II

Pricing Information

Number of Shares to be Sold: 5,400,000 Shares

Public Offering Price: $0.70 per Share

Underwriting Discount: $0.049 per Share

Proceeds to Company (before expenses): $0.651 per Share

Annex A

Form of Underwriter Warrant

UNDER FINRA RULE 5110(g) AND SUBJECT TO LIMITED EXCEPTIONS, THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK SHALL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE OFFERING COMMENCEMENT DATE.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“THE ACT”) OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE (THE “LAWS”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE ACT AND THE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND THE LAWS.

COMMON STOCK PURCHASE WARRANT

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) is entered into and effective as of [November __, 2009] (the “Issue Date”), by and between Overland Storage, Inc., a California corporation (the “Company”), and Roth Capital Partners, LLC (“Warrantholder”). This Warrant is issued pursuant to and in satisfaction of the Company’s obligations under that certain Underwriting Agreement between the Company and Warrantholder dated October 30, 2009 (the “Underwriting Agreement”) with respect to a public offering of securities by the Company commencing on October 30, 2009 (the “Offering Commencement Date”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Warrant, the Company and Warrantholder certify and agree as follows:

1. Grant of the Right to Purchase Common Stock. For value received, the adequacy of which is hereby acknowledged, the Company hereby grants to Warrantholder the right, and Warrantholder is entitled, upon the terms and subject to the conditions set forth in this Warrant, to subscribe for and purchase from the Company a number of shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), equal to                      (            )1 Shares of the Common Stock at a purchase price of [eighty seven and one half cents ($0.875)] per Share, as the same may be adjusted as provided herein (the “Exercise Price”).

[1]	To be equal to five percent (5%) of the common stock of the Company sold in the public offering pursuant to the Form S-3 on file with the SEC (File No. 333-161881) (the “Registration Statement”).

2. Term. This Warrant is exercisable at the option of the Warrantholder, at any time or from time to time, in whole or in part (but not for a fraction of a Share), on or after October 25, 2010 (360 days after the Offering Commencement Date) (the “Initial Exercise Date”) provided, however, this Warrant may not be exercised later than 5:00 p.m. Pacific time on October 30, 2014 (the five-year anniversary of the Offering Commencement Date) (the period from the Initial Exercise Date to latest time that this Warrant may be exercised, the “Exercise Period”).

3. Method of Exercise; Payment; Issuance of Shares.

3.1 The Company agrees that the Shares purchased under this Warrant shall be and are deemed to be issued to Warrantholder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, together with the completed and executed Notice of Exercise in the form attached as Appendix A delivered and payment made for such Shares. Certificates for the Shares so purchased, together with any other securities or property to which Warrantholder is entitled upon such exercise, including any cash in lieu of any fraction of a Share issuable upon a net exercise pursuant to Section 3.2(b) equal to such fraction of the current Fair Market Value of a Share as of such date, shall be delivered to Warrantholder by the Company at the Company’s expense within thirty (30) days after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Shares purchasable under the Warrant surrendered upon such purchase to Warrantholder within thirty (30) days. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by Warrantholder and shall be registered in the name of Warrantholder. In lieu of delivering a certificate or certificates for the Shares pursuant to this Section 3.1, the Warrantholder may request that the Company provide Shares in book-entry (uncertificated) form if at such time the Company is direct registration eligible. Notwithstanding anything to the contrary set forth above, each exercise of the Warrant shall cover at least the lesser of (i) ten thousand (10,000) Shares (as adjusted for stock splits, stock dividends, combinations and the like), or (ii) the total number of Shares then subject to the Warrant.

3.2 Net Issue Exercise.

(a) Section 3.2(b) shall not apply and shall have no force or effect if the Shares issuable upon exercise of this Warrant have been registered for resale under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3, or another appropriate form and such Registration Statement remains effective under the Act and available for use by Warrantholder at the time of exercise.

(b) Subject to Section 3.2(a), if, at any time after the Initial Exercise Date, the Fair Market Value of one share of Common Stock is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Warrantholder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Warrantholder a number of Shares computed using the following formula:

X = Y (A - B)

        A

Where X = the number of Shares to be issued to Warrantholder

Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A = the Fair Market Value of one share of the Common Stock (at the date of such calculation)

B = Exercise Price at the date of such calculation

For purposes of the above calculation, the “Fair Market Value” of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on The NASDAQ Global Market or other Eligible Market on which the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive Trading Days immediately prior to the Exercise Date, or (ii) if an Eligible Market is not the principal Trading Market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

4. Representations and Warranties, Other Agreements of the Company.

4.1 Due Authorization; Consents. The Company hereby represents and warrants to the Warrantholder that all corporate authorizations necessary for the execution and delivery of, and the performance of all obligations of the Company under, this Warrant have been obtained. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.2 Organization. The Company hereby represents and warrants to Holder that the Company is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

4.3 Reservation of Shares. The Company has duly authorized and reserved, and shall at all times have authorized and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase the Shares as provided in this Warrant.

4.4 Valid Issuance. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable when issued consistent with the terms hereof.

5. No Rights as Shareholder. This Warrant does not entitle Warrantholder to any voting rights or other rights, nor subject the Warrantholder to any liabilities or obligations, as a shareholder of the Company prior to the purchase of the Shares as provided in this Warrant.

6. Adjustment Rights. The Exercise Price and the number of Shares purchasable hereunder (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) are subject to adjustment from time to time as follows:

6.1 Reclassification of Shares. If the Company at any time shall, by reclassification or exchange of securities or otherwise, change all of the outstanding shares of Common Stock into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable hereunder had Warrantholder exercised its rights with respect to all of the Shares then represented by this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

6.2 Subdivision, Split, Reverse Split or Combination of Shares. If the Company at any time shall subdivide or split its Common Stock into a larger number of outstanding shares, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such subdivision or stock split. If the Company at any time shall reverse split or combine its Common Stock into a smaller number of outstanding shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such reverse stock split or combination.

6.3 Stock Dividends or Other Non-Cash Distributions. If the Company at any time shall make, issue, fix a record date for or pay a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends), then, in each such case, the Warrantholder on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Warrantholder would have been entitled upon such date if such Warrantholder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 6.

6.4 Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, stock split, reverse stock split, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of this Warrant during the Exercise Period and upon payment of the Exercise Price (or use of net exercise if then permitted hereunder), the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Warrantholder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In addition to the adjustments set forth above, appropriate adjustments (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

6.5 Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares or other securities or property issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price and/or securities or property issuable upon exercise, as applicable. The Company shall promptly send a copy of each such certificate to the Warrantholder.

7. Transferability of Warrant.

7.1 Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by Warrantholder on or after the 6-month anniversary of the Offering Commencement Date upon surrender of this Warrant properly endorsed, subject to compliance with Section 7.2 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred (a “New Warrant”). Upon any partial transfer, the Company will issue and deliver to Warrantholder a new Warrant with respect to the Warrant not so transferred.

7.2 Conditions of Transfer. It shall be a condition to any transfer of this Warrant that at the time of such transfer, the transferee shall provide the Company with a representation in writing that the transferee is acquiring this Warrant and the Shares to be issued upon exercise for investment purposes only and not with a view to any sale or distribution in violation of the Act. As a further condition to any transfer of this Warrant or any or all of the Shares issuable upon exercise of this Warrant, other than a transfer registered under the Act, the

Company may request a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act; however, the Company agrees that for transactions made pursuant to the constructive application of Rule 144 of the Securities Act as set forth in Section 8.8 of the Warrant, if the Company requires such an opinion, it will obtain such opinion from its own counsel at its cost or pay the reasonable costs for Warrantholder to obtain such an opinion from Warrantholder’s counsel. Any purported transfer of all or any portion of this Warrant in violation of the provisions of this Warrant shall be null and void.

8. Warrantholder Representations and Warranties. Warrantholder hereby represents and warrants as follows:

8.1 Disclosure of Information. Warrantholder confirms that it understands that the Company files periodic reports with the Securities and Exchange Commission (the “SEC”), and such reports are available for review at www.sec.gov. Warrantholder has had the opportunity to review all of the public reports filed by the Company prior to the date of this Warrant, including, without limitation, the Company’s Form 10-K for the fiscal year ended June 28, 2009. Warrantholder or the representatives or advisors of Warrantholder, have had the opportunity to ask questions of and receive answers from the officers of Warrantholder, or persons acting on their behalf, concerning Warrantholder, and all such questions have been answered to the full satisfaction of Warrantholder or its representatives or advisors.

8.2 No Solicitation. Warrantholder was not presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of advertising concerning an investment in the Company.

8.3 Purchase Entirely for Own Account. Warrantholder is acquiring the Warrant for investment and for its own account, and not with a view to any distribution of the Warrant or the Shares issuable upon exercise thereof.

8.4 Securities Not Registered. Warrantholder understands that neither the Warrant nor the Shares have been registered under the Act in reliance on the exemption provided pursuant to Section 4(2) of the Act for any security sold in a private offering and the rules and regulations issued pursuant to the Act; and that neither the Warrant nor the Shares have been registered under the “blue sky” laws of any state including California.

8.5 Accredited Investor. Warrantholder is an “accredited investor” pursuant to category 3 of Rule 501(a) of Regulation D promulgated by the SEC.

8.6 Investment Experience. Warrantholder understands the risks and other considerations related to an investment in the Shares. Warrantholder has such knowledge and experience in financial and business matters that it (alone or with the aid of its investment advisors who are not compensated by the Company or any affiliate of the Company, directly or indirectly) is capable of evaluating the merits and risks of acquiring, and protecting its own interests in connection with, the Warrant and the Shares. Warrantholder is able to bear the economic risk of an investment in the Company, and has the ability to hold the Shares indefinitely. Warrantholder’s overall commitment to investments which are not readily marketable (such as the Warrant and the Shares) is not disproportionate to Warrantholder’s net worth, and Warrantholder has the financial ability to suffer a complete loss of its investment in the Company.

8.7 Restricted Shares/Legend. Warrantholder understands that the Company will treat the Shares issuable upon the exercise of the Warrant under this Warrant as “restricted securities” as that term is defined in Rule 144 promulgated under the Act, regardless of whether such shares are deemed to have been issued in a transaction involving a public offering, and unless a registration statement relating to the resale of the Shares shall then be effective under the Act, shall bear a legend in the form substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE (THE “LAWS”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE ACT AND THE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND THE LAWS.

Warrantholder agrees that any issuance by the Company of Shares without the above restrictive legend is predicated upon the Company’s reliance that Warrantholder will sell any Shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

8.8 Resale of Shares. Warrantholder and the Company acknowledge that as of the Offering Commencement Date the Staff of the Division of Corporation Finance of the SEC has published Compliance & Disclosure Interpretation 528.04 in the Securities Act Rules section thereof, stating that the holder of securities issued in connection with a public offering may not rely upon Rule 144 promulgated under the Act to establish an exemption from registration requirements under Section 4(1) under the Act, but may nonetheless apply Rule 144 constructively for the resale of such shares in the following manner: (a) provided that six months has elapsed since the last sale under the registration statement, an underwriter or finder may resell the securities in accordance with the provisions of Rule 144(c), (e), and (f), except for the notice requirement; (b) a purchaser of the shares from an underwriter receives restricted securities unless the sale is made with an appropriate, current prospectus, or unless the sale is made pursuant to the conditions contained in (a) above; (c) a purchaser of the shares from an underwriter who receives restricted securities may include the underwriter’s holding period, provided that the underwriter or finder is not an affiliate of the issuer; and (d) if an underwriter transfers the shares to its employees, the employees may tack the firm’s holding period for purposes of Rule 144(d), but they must aggregate sales of the distributed shares with those of other employees, as well as those of the underwriter or finder, for a six-month period from the date of the transfer to the employees. Warrantholder and the Company also acknowledge that the Staff of the Division of Corporation Finance of the SEC has advised in various no-action letters that the holding period associated with securities issued without registration to a service provider commences upon the completion of the services, and that Rule 144(d)(3)(ii) provides that securities acquired from the issuer solely in exchange for other securities of the same issuer shall be deemed to have been acquired at the same time as the securities surrendered for conversion.

In the event that following a request by Warrantholder to transfer the Shares in accordance with Compliance & Disclosure Interpretation 528.04 counsel for the Company reasonably concludes that Compliance & Disclosure Interpretation 528.04 no longer may be relied upon as a result of changes in applicable laws, regulations, or interpretations of the SEC Division of Corporation Finance, or as a result of judicial interpretations not known by the Company or its counsel on the Offering Commencement Date (either, a “Registration Trigger Event”), then the Company shall promptly, and in any event within five (5) business days following the request, provide written notice to Warrantholder of such determination. As a condition to giving such notice, the Company shall offer Warrantholder a single demand registration right pursuant to an agreement substantially in the form of Appendix B hereto to be executed by Warrantholder and the Company. In the absence of such conclusion by counsel for the Company, the Company shall, upon request of Warrantholder given no earlier than six months after the last sale pursuant to the Underwriting Agreement, instruct its transfer agent to permit the transfer of such shares in accordance with Compliance & Disclosure Interpretation 528.04, provided that Warrantholder has provided such documentation as shall be reasonably be requested by the Company to establish compliance with the conditions of Compliance & Disclosure Interpretation 528.04.

9. Miscellaneous.

9.1 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company and Warrantholder each irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court, in each case located in San Diego, California in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.2 Entire Agreement. This Warrant constitutes the final, complete and exclusive agreement between the parties pertaining to the subject of this Warrant, and supersedes all prior and contemporaneous agreements. None of the provisions of this Warrant shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Any changes or supplements to this Warrant must be in writing and signed by the Company and Warrantholder.

9.3 Assignment. This Warrant shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

9.4 Notices, Etc. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, California 92123

Attention: Chief Financial Officer

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, CA 92130

Attention: John J. Hentrich and John D. Tishler

or to such other persons at such other places as the Company shall designate to the Purchaser in writing; and

(b) if to Warrantholder, at the address set forth below Warrantholder’s signature to this Warrant.

9.5 Severability. In the event that any one or more of the provisions contained in this Warrant or in any other document referenced in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant or any other such document.

9.6 Time is of the Essence. Time is absolutely of the essence in construing each provision of this Warrant.

9.7 Interpretation. The headings set forth in this Warrant are for convenience only and shall not be used in interpreting this Warrant.

9.8 Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A faxed signature shall be as valid as an originally executed signature.

9.9 Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

10. Certain Definitions.

10.1 “Business Day” means any day except Saturday, Sunday and any day that shall be a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

10.2 “Eligible Market” means any of The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

10.3 “Registration Statement” means a registration statement filed with the Securities and Exchange Commission.

10.4 “Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

10.5 “Trading Market” shall mean the OTC Bulletin Board or any Eligible Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Common Stock Purchase Warrant to be executed as of the Issue Date.

OVERLAND STORAGE, INC., a California corporation

By:
Eric L. Kelly, Chief Executive Officer

Acknowledged and Agreed To: ROTH CAPITAL PARTNERS, LLC

Print Name:
Title, if Applicable:
Address:

Appendix A

Notice of Exercise

To:	Chief Financial Officer
Overland Storage, Inc.

Ladies and Gentlemen:

The undersigned hereby elects to purchase          Shares of Overland Storage, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant dated [October [    ], 2009] (the “Warrant”) at the Exercise Price (as defined in the Warrant).

The Warrantholder confirms the accuracy of the representations and warranties set forth in Section 8 of the Warrant as of the date of this Notice.

Pursuant to the terms of the Warrant the undersigned has (check one that applies):

☐	Delivered the aggregate Exercise Price herewith in full in cash or by certified check or wire transfer; or

☐	Elected to Net Issue Exercise as described in Section 3.2 of the Warrant.

WARRANTHOLDER

Signature

Name:

Title:

Appendix A

Appendix B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of             , 20    , by and among Overland Storage, Inc., a California corporation (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Common Stock Warrant Agreement, dated [October     , 2009], between the Company and Roth Capital Partners, LLC (the “Warrant Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Warrant Agreement shall have the meanings given such terms in the Warrant Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any securities into which such common stock may hereafter be reclassified.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Effectiveness Period” shall mean the period from the Effective Date until the Termination Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Report” means any periodic or other report filed by the Company with the Commission pursuant to the Exchange Act or the rules and regulations promulgated thereunder.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5.3.

“Indemnifying Party” shall have the meaning set forth in Section 5.3.

“Losses” shall have the meaning set forth in Section 5.1.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares which the Holder has requested to be registered pursuant to Section 2.1, until such time as such securities have been sold to the public pursuant to a registration statement or other means such that they are no longer “restricted securities” (or the functional equivalent thereof) under the Securities Act.

“Registration Statement” means the registration statement filed hereunder in accordance with Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means, collectively, the shares of Common Stock issuable from time to time upon exercise of the Warrants.

“Special Counsel” means such firm as shall be designated by one or more Holders holding no less than a majority of the outstanding Registrable Securities. If no Special Counsel is designated, then the obligations of the Company associated with Special Counsel shall not apply.

“Termination Date” means the earlier of (i) [            , 2010]2 or (ii) the date when all Registrable Securities which are (or pursuant to Section 2.1 may be) covered by the Registration Statement have been sold or are no longer Registrable Securities.

[2]	5 years from offering commencement date

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2. Registration Rights.

2.1 If at any time a Registration Trigger Event has occurred and has not been withdrawn, Holders of fifty percent (50%) of the Registrable Securities (the “Initiating Holders”) may demand by notice given to the Company that the Company file a registration statement under the Securities Act on Form S-3 or other available form covering the Registrable Securities, subject to the limitations of Sections 2.2 and 2.3.

2.2 Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the demand is given; provided that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

2.3 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 after the Company has effected one registration pursuant to Section 2.1. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. A registration shall not be counted as “effected” for purposes of this Section 2.3 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.3.

2.4 Notwithstanding anything herein to the contrary, during the Effectiveness Period, the Company shall prepare and file a supplement to the Prospectus (if required and permitted for such purpose under the Securities Act) within seven (7) Trading Days following the written request of the holder of a new Warrant for the purpose of listing such holder as a selling shareholder in the Prospectus.

-45-	Registration Rights Agreement

3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

3.1 Not less than two (2) Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (other than a supplement which attaches a previously filed Exchange Act Report), furnish to the Holders and the Special Counsel copies of all such documents proposed to be filed which documents will be subject to the review of such Holders and the Special Counsel. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or the Special Counsel shall reasonably object in good faith.

3.2 (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably practical provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement (except to the extent such correspondence would disclose material non-public information); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

3.3 Notify the Holders of Registrable Securities to be sold and the Special Counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two (2) Trading Days following the day (i)(A) when a Prospectus or any Prospectus supplement (other than a supplement which attaches a previously filed Exchange Act Report) or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders, except to the extent such correspondence would disclose material non-public information); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by

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the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.4 Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal as promptly as reasonably possible of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

3.5 Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

3.6 Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.3 to discontinue disposition of Registrable Securities pursuant to the Registration Statement.

3.7 Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of all jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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3.8 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request in writing a reasonable period of time prior to any sale of Registrable Securities.

3.9 Upon the occurrence of any event contemplated by Section 3.3(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.10 Comply in all material respects with all applicable rules and regulations of the Commission.

In connection with a registration request made by a Holder pursuant to Section 2.1 and from time to time thereafter, the Company may require a selling Holder to furnish to the Company a Registration Statement Questionnaire requesting information as reasonably required by counsel for the Company to correspond to information required by the Commission. Each Holder shall furnish the information required in a Registration Statement Questionnaire within five (5) Trading Days of the Company’s request. The Company shall have no liability for any failure to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within five (5) Trading Days of the Company’s request.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market, and (B) in compliance with applicable state securities or “blue sky” laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

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5. Indemnification.

5.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based upon information regarding such Holder or such other indemnified party furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3.3(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6.3. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

5.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act, or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3.3(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in

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writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6.3. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

5.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 3) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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5.4 Contribution. If a claim for indemnification under Section 5.1 or 5.2 is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 were available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section 5.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

6.1 Remedies. In the event of a breach by the Company or by a Holder of any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Notwithstanding the foregoing, the Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration statement filed by or proposed to be filed by the Company as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

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6.2 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

6.3 Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3.3, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 6.3.

6.4 Regulation M. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

6.5 Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders who collectively hold one-half or more of the Warrant Shares, assuming the exercise in full of all Warrants (provided, however, that any such amendment that adversely affects any Holder or class of Holders in a manner that does not apply uniformly to all Holders, as applicable, shall require the written consent of such adversely affected Holders or class) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number or via email at the email address specified pursuant to this Section 6.6 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number or via email at the email address specified pursuant to this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service to the address specified pursuant to this Section, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Overland Storage, Inc.
4820 Overland Avenue
San Diego, CA 92123-1599
Attn: Chief Financial Officer
Email: KKalbfleisch@overlandstorage.com
Facsimile No.: 858 495 4267

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With a copy to:	Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California 92130-2006
Attn: John J. Hentrich, Esq. and John D. Tishler, Esq.
Email: JHentrich@SheppardMullin.com and
JTishler@SheppardMullin.com
Facsimile No.: (858) 509-3691

If to a Holder:	To the address set forth under such Purchaser’s name on the signature pages hereto, or to the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Except to its successors, the Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Warrant Agreement.

6.8 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were an original thereof.

6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company and each Holder irrevocably consent to the jurisdiction of the courts of the State of California and of any federal court, in each case located in San Diego, California in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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6.10 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.13 End of Effectiveness Period. At the end of the Effectiveness Period, the Holders shall discontinue sales of shares of Common Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold.

6.14 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

OVERLAND STORAGE, INC., a California corporation

By:
Eric L. Kelly, Chief Executive Officer

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Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ROTH CAPITAL PARTNERS, LLC

Print Name:
Title, if Applicable:
Address for Notices:

E-Mail Address:
Facsimile:

Registration Rights Agreement